SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.___)

 Filed by the Registrant

 Filed by a Party other than the Registrant

 Check the appropriate box:

   X  Preliminary Proxy Statement

      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      Definitive Proxy Statement

      Definitive Additional Materials

      Soliciting Material Pursuant to section 240.14a-11(c) or section

      240.14a-12

                               PSB HOLDINGS, INC.
               (Name of Registrant as Specified In Its Charter)

                                NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

   X  No fee required

      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

      Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid: ___________________________

      (2)  Form, Schedule or Registration Statement No:

            ___________________________

      (3)  Filing Party: ___________________________

      (4)  Date Filed: ___________________________

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                OF

                        PSB HOLDINGS, INC.


                       ____________________



     The annual meeting of shareholders of PSB Holdings, Inc. will be held at 2:00 p.m., Tuesday, April 15, 2003, at The Rose Garden, 131 West Thomas Street, Wausau, Wisconsin for the following purposes:


 1. To consider and approve an amendment to the restated articles of incorporation to provide for the creation of three classes of directors;

 2.  To elect 10 directors; and

 3.  To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on February 20, 2003 are entitled to notice of and to vote at the annual meeting of shareholders and any adjournment thereof.


                              By order of the Board of Directors

                              DAVID K.KOPPERUD

                              David K. Kopperud
                              President
 March 4, 2003


 SHAREHOLDERS ARE REQUESTED TO PROMPTLY DATE, SIGN AND RETURN THE
 ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING.

 PSB HOLDINGS, INC.                               MARCH 4, 2003
 1905 W. STEWART AVENUE
 WAUSAU, WISCONSIN  54401


                     PROXY STATEMENT
                           FOR
             ANNUAL MEETING OF SHAREHOLDERS
                TO BE HELD APRIL 15, 2003


                 SOLICITATION OF PROXIES

    We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of PSB Holdings, Inc., for use at the 2003 annual meeting of shareholders, including any adjournment thereof. The annual meeting will be held at 2:00 p.m., April 15, 2003, at The Rose Garden, 131 West Thomas Street, Wausau, Wisconsin.


                   PROXIES AND VOTING PROCEDURES

 YOUR VOTE

     Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy promptly in order to be sure that your shares are voted. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company at our principal office in Wausau, Wisconsin, by filing another duly executed proxy bearing a later date with the Secretary, or by giving oral notice to the presiding officer at the annual meeting.

     All shares represented by your properly completed proxies which have been submitted to us prior to the meeting (and which have not been revoked) will be voted in accordance with your instructions. IF YOU DO NOT INDICATE HOW YOUR SHARES SHOULD BE VOTED ON A PROPOSAL, THE SHARES REPRESENTED BY YOUR PROPERLY COMPLETED PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

     If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies in the proxy form furnished to you by the Board will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote.
                                  -1-
 SHAREHOLDERS ENTITLED TO VOTE

     Shareholders at the close of business on the record date, February 20, 2003, are entitled to notice of and to vote at the annual meeting. Each share is entitled to one vote on each proposal properly brought before the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by an inspector of elections appointed by the Board. On the record date, there were 1,666,102 shares of common stock outstanding.

 QUORUM, REQUIRED VOTE AND RELATED MATTERS

     Quorum. A quorum is present if a majority of the votes entitled to be cast on a proposal are represented at the annual meeting in person or by proxy. For purposes of determining a quorum, shareholders who are present in person or are represented by proxy, but who abstain from voting, are considered present and count toward the determination of the quorum. Shares reported as broker non-votes are also considered to be shares present for purposes of determining whether a quorum is present.

     BROKER NON-VOTES. If you hold shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to each proposal to be voted upon. Brokers or nominees who are the holders of record of Company common stock for customers generally have discretionary authority to vote on certain routine matters. However, such brokers generally will not have authority to vote on other matters if they have not received instructions from their customers. If you do not give your broker or nominee specific instructions, your shares may not be voted on each proposal and will not be counted in determining the number of shares necessary for approval. In determining the vote of a shareholder on matters for which a broker or nominee does not have the authority to vote, shares held of record by the broker or nominee will be recorded as a "broker non-vote."

     AMENDMENT OF RESTATED ARTICLES AND ALL OTHER PROPOSALS. The amendment of our restated articles of incorporation to provide for a classified board of directors (Proposal No. 1) requires the approval of two-thirds of our issued and outstanding common stock. Broker non-votes and abstentions will therefore count as a "no" vote on the amendment to the restated articles of incorporation. As of the date of this proxy statement, we do not know of any other proposals to be brought before the annual meeting. Generally, proposals other than the election of directors which are brought before the meeting will be approved if the votes cast for the proposal exceed the votes cast against the proposal.

     Election of Directors. Directors are elected (Proposal No. 2) by a plurality of the votes cast by the shares entitled to vote. For this purpose, a "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum of 10 directors to be chosen at the annual meeting. You may vote in favor of the nominees specified on the accompanying form of proxy or may withhold your vote as to one or more of
                                  -2-
 such nominees. Shares withheld or not otherwise voted in the election of directors (because of abstention, broker non-vote, or otherwise) will have no effect on the election of directors.

 COSTS OF SOLICITATION

     In addition to solicitation by mail, our officers, directors and regular employees may solicit proxies in person or by telephone, facsimile, electronic mail or other forms of communication. Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding proxy material to beneficial owners of our common stock, will be borne by us.

 PROXY STATEMENT PROPOSALS

     Any shareholder who intends to present a proposal at the annual meeting to be held in 2004 must deliver the written proposal to the Secretary of the Company at our office in Wausau, Wisconsin not later than November 4, 2003, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.


                  PROPOSAL NO. 1 - AMENDMENT TO RESTATED
                           ARTICLES OF INCORPORATION

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION TO CREATE A CLASSIFIED BOARD OF DIRECTORS WITH STAGGERED THREE-YEAR TERMS AND TO PROVIDE THAT
 DIRECTORS MAY BE REMOVED ONLY FOR CAUSE.

 GENERAL INFORMATION ON THE AMENDMENT

     Based on common industry practice and the recommendations of our independent consultants, the Board has unanimously recommended that the shareholders approve an amendment to our restated articles of incorporation to provide that our directors be divided into three classes that are as nearly equal in number as possible and that directors may be removed only for cause. The amendment will promote continuity in the management of the Company and help to maintain the continued operation of Peoples State Bank as an independent community bank.

      If adopted,the initial terms of Class I directors will expire at our 2004 annual meeting, the initial terms of Class II directors will expire at our 2005 annual meeting, and the initial terms of Class III directors will expire at our 2006 annual meeting. Beginning with the annual meeting of shareholders to be held in 2004, at each annual meeting, approximately one-third of our directors would be elected for a three-year term. A copy of the proposed amendment to our restated articles of incorporation is attached to this proxy statement as Appendix A.

         If the proposed amendment is adopted, the 10 directors to be elected at the annual meeting will be elected to the classes and for the terms described under "Proposal No. 2 - Election of Directors." If the proposed amendment is not adopted, each of the candidates
                                  -3-
 will be elected to serve a one-year term which will expire at our annual meeting to be held in 2004.

 PURPOSE OF THE AMENDMENT

     The Board has recommended the creation of a classified board of directors because it believes such a board structure provides certain benefits to our shareholders. First, as a measure of corporate governance, the Board believes that a classified board will promote continuity of management and thereby enhance our ability to carry out long-range plans and goals.

     Second, the amendment will assist the Company in continuing to operate Peoples State Bank as an independent community bank until our shareholders decide that a negotiated sale of the Company is in their best interests. Therefore, while the amendment will offer protection to our shareholders in the event of a HOSTILE or UNSOLICITED takeover, it would not prohibit the sale of the Company.

     The Board believes that it is in the best interests of the shareholders as a group for the Board to have the opportunity to consider any possible merger or other acquisition in the absence of a hostile or unwanted effort to acquire control of the Company. The amendment does not prevent the Company from actively negotiating the sale of the Company if the Board believes that such a sale would be in the best interests of our shareholders and that our shareholders would be in favor of such a transaction. A classified board of directors is generally considered to be a measure which will enable a corporation to better resist UNWANTED or UNSOLICITED efforts to acquire the Company, not simply prevent the sale of the Company in all circumstances.

     The amendment is also intended to encourage any person intending to attempt a takeover to negotiate in advance with the Board. The Board believes that a classified board may thereby serve to protect the value of each shareholder's investment.

     The Board is of the opinion that an unsolicited attempt to take over a company can be highly disruptive to the target company and can result in dissimilar treatment of the target company's shareholders. The amendment will, by making it more time consuming and difficult for a substantial shareholder or shareholders to gain control of the Board without its consent, ensure some continuity in the management of our business and affairs during a takeover attempt, and provide the Board with sufficient time to review both takeover proposals and appropriate alternatives.

     Certain takeover tactics, such as two tiered tender offers, can result in shareholders receiving different amounts or types of consideration for their shares. Although the Wisconsin Business Corporation Law is intended to afford protection for shareholders against some of these tactics, some of those provisions may not be applicable if the Board has previously consented to the acquisition of at least 10% of our stock by the person promoting the takeover transaction or may not require, in all circumstances, that all shareholders receive the same type of consideration. In the opinion of the Board, a classified board structure will add to whatever statutory protection may be available to prevent unfavorable treatment of our shareholders in the event of an UNWANTED OR HOSTILE takeover.
                                  -4-
     The proposed amendment was not proposed by the Board in response to a specific threat, but rather is being recommended to assure fair treatment of our shareholders in certain takeover situations. Although the Board may review other possible anti-takeover measures, the Board has no present intention of proposing additional amendments to the restated articles of incorporation or taking other measures that would generally have the purpose of discouraging a third party from acquiring a controlling interest in the Company.

     The proposed amendment also provides that shareholders may remove a director only for cause. "Cause" is defined as a director's willful and continuous failure to substantially perform the director's duties to the corporation (other than any failure resulting from incapacity due to physical or mental illness) or the director's willful misconduct which is materially and demonstrably injurious to the corporation. Without a limitation providing for a removal of directors only for cause, the classified board could be circumvented by a substantial shareholder or shareholders calling a special meeting to remove all classes of directors at one time.

 DISADVANTAGES OF THE AMENDMENT

     The proposed classified board will have the effect of extending the time required to effect a change in control of the Board and may discourage UNSOLICITED takeover bids for the Company even if a majority of our shareholders might consider such a bid to be in their best interests.

 The amendment could make it more difficult to acquire the Company by means of a hostile tender offer, open market purchases, a proxy contest, or otherwise.

     The amendment will also make it more difficult for our shareholders to change the composition of the Board even if the shareholders believe such a change would be desirable based on the performance of our directors and the Company. If shareholders approve the amendment, it will take at least two annual meetings for a majority of shareholders to effectuate a change in control of the Board unless there was cause for removal of a director. Currently, a majority of shareholders could effectuate a change in control of the Board at one shareholder meeting. Because of the additional time required to change the control of the Board, the amendment will tend to perpetuate present management.

     The amendment may also discourage accumulations of large blocks of our stock by purchasers whose objective is to have such stock repurchased by us at a premium. Therefore, adoption of the amendment could tend to reduce any temporary fluctuations in the market price of our stock that may be caused by such accumulations. Accordingly, our shareholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price. Because the amendment will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board, even if the takeover bidder were to acquire a majority of our outstanding stock, a classified board may tend to discourage certain tender offers that would otherwise allow shareholders the opportunity to realize a premium over the market price of their stock.
                                  -5-
     One purpose of the amendment is to make less likely two tiered tender offers or other coercive tactics which can result in shareholders receiving different amounts or types of consideration for their shares. The Wisconsin Business Corporation Law provides a level of protection to our shareholders by limiting the ability of an acquiror from using these tactics, although it is the Board's opinion, as discussed above, that a classified board enhances this statutory protection.

 VOTE REQUIRED TO APPROVE THE AMENDMENT

     Any amendment to our restated articles of incorporation must be approved by the holders of two-thirds of the outstanding shares of our common stock.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION TO CREATE A CLASSIFIED BOARD OF DIRECTORS WITH STAGGERED THREE-YEAR TERMS AND TO PROVIDE THAT DIRECTORS MAY BE REMOVED ONLY FOR CAUSE.

              PROPOSAL NO. 2 - ELECTION OF DIRECTORS

     Our restated articles of incorporation provide that the number of directors shall be determined by resolution of the Board, but that there shall be not less than 5 nor more than 17 directors. Each of the directors also serve as a member of the board of directors of our subsidiary, Peoples State Bank (the "Bank").

     On July 16, 2002, the Board increased the number of directors to 10 and elected John H. Sonnentag, Chairman of the Board, County Materials Corporation, Marathon, Wisconsin, as a director for a term which expires at the annual meeting.

     The Board has proposed that the shareholders approve an amendment to our restated articles of incorporation to provide that the directors be divided into three classes, with one class to be elected each year. See "Proposal No. 1 - Amendment of Restated Articles of Incorporation." The
 Board has nominated the 10 persons named below to serve as directors. If Proposal No. 1 is approved, three of the nominees will be elected as Class I directors to serve an initial term which will end at the annual meeting to be held in 2004, three nominees will be elected as Class II directors to serve an initial term which will expire at the annual meeting to be held in 2005, and four nominees will be elected as Class III directors to serve an initial term which will expire at the annual meeting to be held in 2006.
 The names, proposed classes, and terms of each of the nominees are set forth in the table which follows. If Proposal No. 1 is not adopted, each nominee elected will serve for a term which will expire at the annual meeting to be held in 2004.

     Each of the nominees has consented to serve if elected, but in case one or more of the nominees is not a candidate at the annual meeting, it is the intention of the persons designated
                                  -6-
 as proxies on the accompanying proxy form to vote for such substitute or substitutes as may be designated by the Board.

     The name, age, principal occupation or employment and other affiliations of each nominee are set forth below. Unless otherwise specified, each current position has been held for a minimum of five years.

                                                            PROPOSED CLASS       YEAR BECAME
                                                           AND YEAR IN WHICH    DIRECTOR OF THE
 NAME AND AGE                  PRINCIPAL OCCUPATION        TERM WILL EXPIRE        COMPANY
 Thomas R. Polzer, 60       Vice President, Secretary        Class I, 2004          1995
                            and Treasurer of
                            M & J Sports, Inc.

 Thomas A. Riiser, 67       Retired, formerly President      Class I, 2004          1995
                            of Riiser Oil Company, Inc.

 John H. Sonnentag, 60      Chairman of the Board,           Class I, 2004          2002
                            County Materials Corporation

 William J. Fish, 52        President of BILCO, Inc.         Class II, 2005         1995
                            (McDonald's franchisee)

 David K. Kopperud, 57      President of the Company and     Class II, 2005         1999
                            the Bank since July, 1999;
                            previously Executive Vice
                            President of the Bank (1994-1999)

 William M. Reif, 60        President and CEO of             Class II, 2005         1997
                            Wausau Coated Products, Inc.

 Gordon P. Connor, 65       Investor; President of Connor    Class III, 2006        1995
                            Management Corporation

 Patrick L. Crooks, 68      Chairman of the Board of the     Class III, 2006        1995
                            Bank; Attorney and President,
                            Crooks, Low, & Connell, S.C.

 Charles A. Ghidorzi, 58    President of C.A. Ghidorzi, Inc. Class III, 2006        1997

 Gordon P. Gullickson, 73   Chairman of the Board of the     Class III, 2006        1995
                            Company; retired, former
                            President of the Company
                            (1995-1999) and the Bank
                            (1986-1999)

                                  -7-
             COMMITTEES AND COMPENSATION OF DIRECTORS

 COMMITTEES AND MEETINGS

     The Board appoints an Audit & Examining Committee. The Board of Directors of the Bank appoints a Compensation & Pension Committee which serves in lieu of a compensation committee of our Board.

     Mr. Crooks, Mr. Fish, Mr. Gullickson, Mr. Polzer, and Mr. Sonnentag serve as members of the Audit & Examining Committee. The Audit & Examining Committee reviews the financial reports of the Company, our system of internal financial controls, and the appointment, independence and performance of our independent auditors. The committee held six meetings during 2002. See "Audit & Examining Committee Report."

     The Board does not have a standing nominating committee. The functions of a nominating committee are performed by the Board which will consider nominations for directors submitted by shareholders.
 Recommendations concerning nominations with pertinent background information should be directed to the President of the Company. The Board has not adopted formal procedures with respect to nominee recommendations.

     We pay no compensation to our officers. All officers are full-time employees of the Bank. Mr. Fish, Mr. Ghidorzi, Mr. Polzer, and Mr. Crooks serve as members of the Bank's Compensation & Pension Committee. The committee met five times during 2002 to review and recommend to the Board base salaries, bonus, and other compensation and benefits for Bank officers. See "Executive Officer Compensation."

     During 2002, the Board met eleven times and the Bank's board met twelve times. All of the directors attended at least 75% of the aggregate number of meetings of the boards and meetings of the committees of the boards on which they served.

 COMPENSATION OF DIRECTORS

     2002 Fees. Directors received no retainer or fee for attendance at meetings of the holding company Board. Directors were paid $200 for each holding company committee meeting attended. Our directors are also directors of the Bank. Bank directors received $400 for each meeting of the Bank's board which they attended, $300 for each meeting of the Bank's Loan Committee attended, and $200 for each other committee meeting attended. Directors of the Bank were also eligible to receive a bonus at year end in a base amount of $4,800. The base amount was reduced by $400 for each meeting of the board not attended
                                  -8-
 after the first absence and increase by $1,000 based on the Bank having exceeded targeted return on equity of 13.5% and targeted average asset growth of 8%.

     2003 Fees. Effective January 1, 2003, the following compensation schedule became effective for our directors. Directors will receive no retainer or fee for attendance at meetings of the holding company Board. Directors will receive $300 for each holding company committee meeting attended. Our directors are also directors of the Bank. Bank directors will receive an annual retainer of $10,000, reduced on a pro rata basis if the director fails to attend at least seven meetings of the Board, $500 for each board meeting attended (including one excused absence), $400 for each meeting of the Bank's Loan Committee attended, and $300 for each other committee meeting attended. The chairman of the board or of a committee will receive an additional $50 per meeting attended. An incentive fee of $500 will be paid based on achievement of the Bank's targeted return on equity (13.5% in 2003) and of targeted average asset growth (8% in 2003).

                AUDIT & EXAMINING COMMITTEE REPORT

     The Audit & Examining Committee assists the Board in monitoring the integrity of the Company's financial statements and the independence and the performance of the Company's independent auditor. The Board has not adopted an audit committee charter. Each member of the Audit & Examining Committee is an "independent director" as determined in accordance with Rule 4200(a)(14) of the listing requirements for The Nasdaq Stock Market. This report summarizes the actions of the committee with respect to the Company's financial statements for the last fiscal year.

     Management has primary responsibility for the Company's financial statements and the filing of financial reports with the Securities and Exchange Commission. The committee periodically reviewed and discussed, prior to their issuance, the Company's financial statements with management, other Company financial personnel and representatives of Wipfli Ullrich Bertelson LLP ("Wipfli"), the Company's independent auditor. Management advised the committee that all financial statements were prepared in accordance with generally accepted accounting principles. The committee's review of the financial statements included discussion with the independent auditor of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     The committee received from Wipfli the written disclosure and the letter relating to the independence of the firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The committee also discussed with Wipfli the independence of the firm for the purposes of expressing an opinion on the Company's financial statements and considered whether the provision of nonaudit services is compatible with maintaining the independence of the firm.

     On the basis of its reviews and discussions concerning the financial statements and the independence of the auditor described above, the committee recommended to the Board that it approve the inclusion of the Company's audited financial statements in the Company's Annual
                                  -9-
 Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

     MEMBERS OF THE AUDIT AND EXAMINING COMMITTEE
     Patrick L. Crooks
     William J. Fish
     Gordon P. Gullickson
     Thomas R. Polzer
     John H. Sonnentag


                    INDEPENDENT AUDITOR MATTERS

 INDEPENDENT AUDITOR

     Upon the recommendation of the Audit and Examining Committee, the Board appointed Wipfli Ullrich Bertelson LLP ("Wipfli") as independent auditor to audit the books, records, and accounts of the Company for the fiscal year ending December 31, 2002. Representatives of Wipfli will be present at the annual meeting and will have an opportunity to make a statement or respond to appropriate questions.

 INDEPENDENT AUDITOR FEES

     The following table presents fees paid to our independent auditor during 2002 in the categories specified:

     SERVICE                      2002
     Audit Fees                 $45,110
     Audit Related Fees         $12,530
     Tax Fees                   $23,921
     All Other Fees             $     0

     Total                      $81,561

               BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth, based on statements filed with the SEC or information otherwise known to us, the name of each person believed by us to own more than 5% of our common stock and the number of shares of common stock held by each person.

                        SHARES OF BANK STOCK      PERCENT OF
     NAME AND ADDRESS    BENEFICIALLY OWNED         CLASS
     Lawrence Hanz, Jr.       88,470                5.31%
     2102 Clarberth
     Schofield, WI 54476

     The following table sets forth, based on statements filed with the Securities and Exchange Commission, the amount of common stock which is deemed beneficially owned on the record date by each of our directors, each of the executive officers named in the summary compensation table, and our directors and executive officers as a group. The amounts indicated include shares held by spouses and minor children, shares held indirectly in trust for the benefit of the directors and/or their spouses, children or parents, shares held by businesses or trusts over which directors exercise voting control, and shares subject to exercisable options.

                               SHARES OF STOCK     PERCENT OF
     NAME                     BENEFICIALLY OWNED     CLASS
 Gordon P. Connor                22,464              1.35%
 Patrick L. Crooks               15,386              *
 William J. Fish                 16,380              *
 Charles A. Ghidorzi                330              *
 Gordon P. Gullickson             9,944              *
 David K. Kopperud               17,336(1)           1.04%
 Thomas R. Polzer                 1,520              *
 William M. Reif                  2,610              *
 Thomas A. Riiser                16,720              1.00%
 John H. Sonnentag                2,002              *
 David A. Svacina                 8,808(1)           *
 Todd R. Toppen                   5,108(1)           *
 Scott M. Cattanach                 634(1)           *
 All directors and
 officers as a group
 (13 persons)                   119,242(1)          7.09%

      *  Less than 1%
      (1)Includes shares which may be acquired through the exercise of options on or before 60 days for Mr. Kopperud, 8,546 shares; Mr. Svacina, 3,108; Mr. Toppen, 3,108 shares; and Mr. Cattanach, 534 shares.

                                  -11-
 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and persons who own more than 10% of our common stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Reporting persons are also required by SEC regulations to furnish us with copies of all section 16(a) forms filed by them with the SEC. Based solely on our review of the copies of the section 16(a) forms received by us or upon written representations from certain of these reporting persons as to compliance with the section 16(a) regulations, we are of the opinion that during the 2002 fiscal year, all filing requirements applicable under section 16 to the reporting persons were satisfied.

                  EXECUTIVE OFFICER COMPENSATION

 SUMMARY COMPENSATION TABLE

     No compensation is paid by us to any of our officers. The table below sets forth compensation awarded, earned or paid by the Bank for services in all capacities during the three years ended December 31, 2002, 2001, and 2000, to our Chief Executive Officer and each other executive officer of the Company or the Bank as of December 31, 2002, who had salary and bonus compensation from the Bank for the most recent fiscal year in excess of $100,000.

                    SUMMARY COMPENSATION TABLE
                                                                                         Long Term
                                                                                        Compensation
                                                                                           Awards
 Name and                                                       Other Annual
 Principal Position        Year        Salary(1)      Bonus     Compensation        Options/     All Other
                                                                                     SARs(#)   Compensation
 David K. Kopperud         2002        $145,600      $72,000       $  0              3,546*    $ 36,281(2)
 President and a director  2001        $140,000      $44,000       $  0              5,000*    $ 28,920
 of the Company and the    2000        $120,000      $     0       $  0                  0     $ 21,413
 Bank
 David A. Svacina          2002        $ 90,700      $34,000       $  0                  0     $ 10,002(3)
 Vice President of the     2001        $ 87,200      $25,000       $  0              3,108*    $  6,807
 Company and the Bank
 Todd R. Toppen            2002        $ 90,700      $23,000       $  0                  0     $ 15,374(3)
 Secretary of the Company  2001        $ 87,200      $25,000       $  0              3,108*    $ 10,933
 and Vice President of the
 Bank
 Scott M. Cattanach        2002        $83,000       $27,000       $  0                534*    $    985(3)
 Treasurer of the Company
 and Chief Financial
 Officer of the Bank

      *Stock Options
      (1)Includes compensation deferred by participants under the Bank's qualified retirement plan.
      (2)Includes contributions under the Bank's qualified retirement plan of $25,201 and directors fees of $10,600, and director nonqualified retirement plan payout of $480.
      (3)Includes contributions under the Bank's qualified retirement plan.

 STOCK OPTIONS

     OPTION GRANTS. We maintain a stock option plan pursuant to which options to purchase common stock may be granted to key employees. The following table presents certain
                                  -13-
 information with respect to grants of stock options during 2002 to each executive officer named in the summary compensation table.

                 OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                POTENTIAL REALIZABLE
                                                                                VALUE AT ASSUMED ANNUAL
                                                                                RATES OF STOCK PRICE
                  INDIVIDUAL GRANTS                                             APPRECIATION FOR OPTION TERM
                                        % of total
                      Number of         Options/
                      Securities        SARs Granted to
                      Underlying        Employees in    Exercise or
                      Options/SARs      Fiscal Year     Base Price
                      Granted                           ($/Sh)        Expiration     5%            10%
 Name                 (#)                                             Date           ($)(1)      ($)(1)
 Mr. Kopperud          3,546            76.9%            $17.65       4/16/12      $39,325       $99,820
 Mr. Cattanach           534            11.6%            $17.65       4/16/12       $5,922       $15,032

 (1)Assumes price of common stock is $28.74 (5%) and $45.80 (10%) on April
    16, 2012. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of our common stock over the exercise price on the date the option is exercised. There is no assurance that the market price of our common stock will increase as assumed for purposes of this pricing model and no projections as to the actual future value of our common stock are intended or made.

     OPTION EXERCISES AND YEAR END HOLDINGS. The following table sets forth information regarding the exercise of stock options in 2002 by the executive officers named in the summary compensation table and the December 31, 2002 value of unexercised stock options held by such officers.

       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FY-END OPTION/SAR VALUES

                     Shares Acquired               Number of Securities             Value of Unexercised In-the-
                     on Exercise     Value         Underlying Unexercised           Money Options/SARs at FY-End
                     (#)             Realized      Options/SARS at FY-End(#)        ($)
 Name                                ($)           Exercisable    Unexercisable     Exercisable    Unexercisable
 Mr. Kopperud        0               N/A              8,546         0                $67,938              $0
 Mr. Toppen          0               N/A              3,108         0                $26,030              $0
 Mr. Svacina         0               N/A              3,108         0                $26,030              $0
 Mr. Cattanach       0               N/A                534         0                $ 3,925              $0

                                  -14-
 EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

    In order to assure management continuity and stability, the Company has entered into employment and change of control agreements (the "Change of Control Agreements") with Mr. Kopperud and Mr. Svacina. The agreements are substantially similar, except for the amount of base salary.

    The employment agreements provide for an initial term of employment of three years, with automatic extensions of one month following the close of each calendar month until either party notifies the other that the contract will no longer be extended or the executive reaches age 62. The effect of this provision is to maintain a continuing three-year agreement which will terminate at the executive's death, age 65, or three years after notice of nonextension is given. The agreements provide for the provision of base salaries and participation by the executives in the various plans offered to other employees. In the event of a termination without cause, the executive is entitled to receive the balance of the salary that would have been paid under the agreement and coverage under the Bank's health insurance plan until the executive becomes eligible for coverage under the plan of another employer. In the event of termination for cause, the executive is entitled to no further benefits under the agreement. "Cause" is defined under the agreement as (i) acts which result in the payment of a claim under a blanket banker fidelity bond policy; (ii) the willful and continuing failure to perform the executive's duties;
 (iii) the commission of certain crimes, including theft, embezzlement, misapplication of funds, unauthorized issuance of obligations, and false entries; (iv) acts or omission to act which result in the material violation by the executive of any policy established by the Bank which is designed to insure compliance with applicable banking, securities, employment discrimination or other laws or which causes or results in the Bank's violation of such laws; or (v) the executive's physical or mental disability. The agreements provide that the executive will not work in competition with the Bank for a period of one year following termination.

    The agreements also guarantee the executives specific payments and benefits upon a termination of employment as a result of a change of control of the Company, as defined in the agreements. In the event the executive voluntarily terminates employment for "good reason" or is involuntarily terminated other than for "cause" after a change of control, the executive is entitled to (a) a lump sum payment equal to three times the sum of the executive's current base salary plus the average incentive compensation bonus for the past three years, (b) a proportionate amount of any unpaid bonus deemed earned for the year of termination, and (c) payments for certain other fringe benefits. The benefits payable to the executive cannot, however, exceed, 300% of the base amount provided under
 Section 280G of the Internal Revenue Code relating to parachute payments.
                                  -15-
 COMMITTEE'S AND BOARD'S REPORT ON COMPENSATION POLICIES

     GENERAL. Compensation policies are administered by the Compensation & Pension Committee of the Bank (the "Compensation Committee"). The Bank's executive compensation policies are intended to attract and retain individuals who have experience in banking and to provide a level of compensation which is competitive with other banks. Although compensation data from the American Community Bankers Association may be consulted for purposes of comparison, given the disparity of size among banks and the difficulty in drawing exact comparisons between the duties and responsibilities of officers of other banks, the determination of appropriate compensation levels by the Compensation Committee is subjective.

     BASE SALARIES. Base salaries are recommended by the President and reviewed on an annual basis by the Compensation Committee. Annual increases are determined by the overall objective of maintaining competitive salary levels, general factors such as the rate of inflation and individual job performance. Individual job performance is the most important of these criteria. The Compensation Committee, after reviewing the recommendations of the President for salaries other than his own, recommends base salary amounts to the full Bank board which makes the final decision with respect to all base salary and incentive compensation matters.

     INCENTIVE COMPENSATION. The Bank maintains a senior management incentive plan which is intended to provide incentive compensation based upon the Bank's financial performance. Compensation payable under the plan is based upon the Bank's key operating ratios and other measures of the Bank's financial performance. The weight given to the various performance factors varies depending on each participating officer's position and responsibilities within the Bank.

     COMPENSATION COMMITTEE AND BOARD INTERLOCKS AND INSIDER PARTICIPATION. No executive officer of the Company or the Bank served on the board of directors or compensation committees of any organization whose executive officers served on the Compensation Committee. Mr. Kopperud is an employee of the Bank and a member of its board, but does not participate in the Bank's formal determination of compensation levels which are recommended by him.

     COMPENSATION & PENSION COMMITTEE.
     CHARLES A. GHIDORZI (Chairman)
     PATRICK CROOKS
     WILLIAM J. FISH
     THOMAS R. POLZER
                                  -16-
                      STOCK PRICE PERFORMANCE

     The following graph and table compares the yearly percentage change in the cumulative total shareholder return of our common stock for the three year period beginning December 31, 1999 with the Media General Midwest Regional Bank Stock Index and the Media General Russell 2000 Index. The Russell 2000 Index includes the 2000 smallest companies in the Russell 3000 Index (which consists of the 3,000 largest companies whose stock is traded in U.S. markets, based on market capitalization). The companies represented on the Russell 2000 Index have market capitalizations which average $490 million. The Media General Midwest Regional Bank Stock Index includes 111 financial institutions in the Midwest, some of which are comparable in size to our Company. Our common stock is not included in either of these indices at this time.

     The graph and table assume that the value of an initial investment in our common stock and each index on December 31, 1999 was $100 and that all dividends were reinvested. Prior to 2000, our stock was not quoted by any market maker and trades were limited. The prices used in the table reflect quotations on the NASD OTC Bulletin Board and do not reflect retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. There is no active established trading market in our common stock.

                        STOCK PERFORMANCE

  [Stock Price Performance Graph deleted pursuant to Rule 304(d) of Regulation S-T. Data reported in the graph is also reported in the following tabular form in the proxy statement delivered to shareholders.]

                            Value of Hypothetical Investment
                                   December 31,
                                      1999           2000          2001          2002
 PSB Holdings, Inc.*                 100.00          77.78         92.78        138.99
 MG Midwest Regional Bank Index      100.00         121.78        122.82        117.54
 Russell 2000 Index                  100.00          96.58         96.66         75.80

         *The values represented for our common stock are based on bid quotations on the NASD OTC Bulletin Board.

                                  -18-
          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During 2002, in the ordinary course of business, our directors and officers and the directors and officers of the Bank and many of their associates and the firms of which they serve as directors and officers conducted banking transactions with the Bank and provided certain other services. All loans to directors and officers and to persons or firms affiliated with directors and officers were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than normal risk of collectibility or present other unfavorable features. Patrick L. Crooks is a shareholder in the firm of Crooks, Low & Connell, S.C. and, during 2002, the firm provided legal services to the Bank. In 2002, the Bank entered into agreements with a company for which Charles A. Ghidorzi serves as president and is the principal owner. Under these agreements, Mr. Ghidorzi's company received approximately $107,500 in 2002 for providing construction management and design services for the bank's new Rhinelander branch office and will receive $85,000 for providing construction management services for a proposed new main office in Wausau. In our opinion, all banking and other transactions were made on terms comparable to those which are available to unaffiliated parties.

                  CORPORATE SUMMARY ANNUAL REPORT

     The 2002 Summary Annual Report, which includes condensed consolidated financial statements for the years ended December 31, 2002, 2001 and 2000, has been mailed concurrently with this proxy statement to shareholders as of the record date. The 2002 Summary Annual Report and the 2002 Form 10-K Annual Report do not constitute a part of this proxy statement.

                                       By Order of the Board of Directors

                                       DAVID K. KOPPERUD

                                       David K. Kopperud
                                       President
         PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

                            APPENDIX A


 Proposed amendment to Article 5 of the restated Articles of Incorporation of PSB Holdings, Inc.

 Article 5.  DIRECTORS.

 (a) The number of the directors of the Corporation that shall constitute the Board of Directors shall be not less than five nor more than seventeen. The number of directors shall be fixed, from time to time and within the limits prescribed herein, by resolution adopted by the affirmative vote of the Corporation's Board of Directors.

 (b) Subject to applicable law, the directors shall be divided into three classes, which shall be denominated as Class I, II, and III, respectively. The initial term of office of Class I directors shall expire at the annual meeting of shareholders to be held in 2004 and until their respective successors are duly elected and qualified, or until their resignation or removal, and the initial Class I shall consist of three directors. The initial term of office of Class II directors shall expire at the annual meeting of shareholders to be held in 2005 and until their respective successors are duly elected and qualified, or until their resignation or removal, and the initial Class II shall consist of three directors. The initial term of office of Class III directors shall expire at the annual meeting of shareholders to be held in 2006 and until their respective successors are duly elected and qualified, or until their resignation or removal, and the initial Class III shall consist of four directors. Subject to the foregoing, at each annual meeting of shareholders, commencing at the annual meeting to be held in 2004, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be duly elected and qualified, or until their resignation or removal. In the event that the number of directors is increased or decreased by resolution of the Board of Directors as provided for in subparagraph (a), the Board shall specify in such resolution which class of directors shall be correspondingly increased or decreased, as the case may be, so that the classes shall be as nearly equal in number as possible.

 (c) Notwithstanding any other provisions of these articles of incorporation or the bylaws of the Corporation, any one or more directors of the Corporation may be removed from office, but only for cause as provided in this subparagraph (c). Two-thirds of the shares of each voting group entitled to vote in the election of directors of the Corporation shall be required to remove a director for cause at a meeting of the shareholders called for that purpose. For purposes of this Article 5, "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by the director in gross misconduct materially and demonstrably injurious to the Corporation.

                            PSB HOLDINGS, INC.
              PROXY SOLICITED BY DIRECTORS FOR ANNUAL MEETING
                              APRIL 15, 2003

     The undersigned hereby appoint(s) David K. Kopperud and David A. Svacina, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of PSB Holdings, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 15, 2003 and at any adjournment thereof (the "Annual Meeting"). The proxies have the authority to vote such stock as directed on the face hereof with respect to the proposals set forth in the proxy statement with the same effect as though the undersigned were present in person and voting such shares. The undersigned hereby revokes all proxies heretofore given to vote at the Annual Meeting and any adjournment thereof.

     THE DIRECTORS RECOMMEND A VOTE FOR APPROVAL OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION AND THE ELECTION OF EACH NOMINEE.

 1.  PROPOSAL NO. 1                                   FOR    AGAINST   ABSTAIN
 To approve the amendment to Article 5 of the restated articles of incorporation to provide for a classified board of directors

 2.  PROPOSAL NO. 2
 Election of Directors:

      CLASS I (2004)*       CLASS II (2005)*      CLASS III (2006)*
     Thomas R. Polzer       William J. Fish       Gordon P. Connor
     Thomas A. Riiser       David K. Kopperud     Patrick L. Crooks
     John H. Sonnentag      William M. Reif       Charles A. Ghidorzi
                                                  Gordon P. Gullickson

 *If Proposal No. 1 is not approved by the shareholders, each director to be elected for a term of office that will expire at annual meeting to be held in 2004

   FOR       each nominee listed above     WITHHOLD AUTHORITY
             (except as marked to          to vote for all nominees listed
             the contrary below)           above

 (Instruction: To withhold authority to vote for any individual nominee(s), print the name of the nominee on the space provided:

 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

            (YOU MUST COMPLETE AND SIGN THE REVERSE SIDE)

 UNLESS OTHERWISE SPECIFIED, THE PROXIES SHALL VOTE FOR THE AMENDMENT OF THE COMPANY'S RESTATED ARTICLES OF INCORPORATION AND THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE.


 Please print name of shareholder below: Dated _________________, 2003

 Name:__________________________   ___________________________________
      (Please Print)                             Signature

 Name:__________________________   ___________________________________
      (Please Print)                    Signature if held jointly


 When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.